Exhibit 8.1

Schedule of Subsidiary Companies as at 17 January 2003

Company Name	Country
Last Minute SPRL	Belgium
Travelprice Belgium SA	Belgium
Travelprice Voyagistes Canada Inc	Canada
Last Minute A/S	Denmark
Travelprice A/S	Denmark
Last Minute Network SARL	France
Travelprice SAS	France
Travelprice.com SA	France
Voyages sur Mesures SA	France
Lastminute.com GmbH	Germany
Travelprice Germany GmbH	Germany
Last Minute Network Limited	Ireland
Lastminute.com srl	Italy
Travelprice Italia srl	Italy
Lastminute.com BV	Netherlands
Urbanbite BV	Netherlands
Last Minute A/S	Norway
Lastminute Network SL	Spain
Travelprice Spain SL	Spain
Lastminute AB	Sweden
4Less Limited	UK
Danube Travel Limited	UK
Destination Australia Limited	UK
Destination Caribbean Limited	UK
Destination Far East Limited	UK
Destination Holdings Group Limited	UK
Destination Malaysia Limited	UK
Destination Pacific Limtied	UK
Destination USA Limited	UK
Exhilaration Incentive Management Limited	UK
Exhilaration Limited	UK
Exhilaration Travel Limited	UK
Globepost Limited	UK
Holidays4Less Limited	UK
Last Minute Network Limited	UK
lastminute.com plc	UK
The Destination Group Limited	UK
Travel4Less Limited	UK
Travelprice Limited	UK
Travelselect.com Limited	UK
Urbanbite Limited	UK